Exhibit 5.2

August 15, 2013

Medical Properties Trust, Inc.

MPT Operating Partnership, L.P.

MPT Finance Corporation

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-190543) (as amended or supplemented, the “Registration Statement”) filed on August 9, 2013 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) debt securities (the “Debt Securities”) of MPT Operating Partnership, L.P., a Delaware limited partnership, and MPT Finance Corporation, a Delaware corporation (the “Issuers”) and (ii) the guarantees of the Debt Securities (the “Guarantees”) by Medical Properties Trust, Inc., a Maryland corporation (the “Parent Guarantor”) and certain subsidiaries of the Parent Guarantor named in Schedule 1 (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”). The Debt Securities and the Guarantees are collectively referred to herein as the Securities. The Registration Statement became effective upon filing with the Commission on August 9, 2013. Reference is made to our opinion letter dated August 9, 2013 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on August 16, 2013 by the Issuers and the Guarantors with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Issuers of $150,000,000 aggregate principal amount of Debt Securities in the form of 6.375% Senior Notes due 2022 (the “Notes”) and the guarantees thereof by the Guarantors (the “Note Guarantees”). We understand that the Notes and the Note Guarantees are to be offered and sold in the manner described in the Prospectus Supplement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Parent Guarantor.

We refer to the Indenture, dated as of February 17, 2012, among the Issuers, certain subsidiaries of the Parent Guarantor and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended through the date hereof and as amended by the Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”) that is to be entered into by and among the Issuers, the Guarantors and the Trustee, relating to the issuance of the Notes and the Note Guarantees thereunder, in a form consistent with that authorized by the Issuers, as the “Indenture.”

Medical Properties Trust, Inc.

MPT Operating Partnership, L.P.

MPT Finance Corporation

August 15, 2013

The opinions set forth below are limited to the Maryland General Corporation Law (which includes reported judicial decisions interpreting the Maryland General Corporation Law), the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law), the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the law of New York.

Based on the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Upon the due execution and delivery of the Eighth Supplemental Indenture by each of the Issuers, the Guarantors and the Trustee and the execution, authentication and issuance of the Notes against payment therefor in accordance with the terms of the Indenture, the Notes will be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms; and

2.	Upon the due execution and delivery of the Eighth Supplemental Indenture by each of the Issuers, the Guarantors and the Trustee and the execution and issuance of the Note Guarantees in accordance with the terms of the Indenture, the Note Guarantees will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to Medical Properties Trust, Inc.’s Current Report on Form 8-K filed August 20, 2013, which will be incorporated by reference into the Registration Statement and to the references to our firm therein under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP

SCHEDULE 1

Subsidiary Guarantor	State of Incorporation or Organization
Medical Properties Trust, LLC	Delaware
MPT of Victorville, LLC	Delaware
MPT of Bucks County, LLC	Delaware
MPT of Bucks County, L.P.	Delaware
MPT of Bloomington, LLC	Delaware
MPT of Covington, LLC	Delaware
MPT of Denham Springs, LLC	Delaware
MPT of Redding, LLC	Delaware
MPT of Chino, LLC	Delaware
MPT of Dallas LTACH, LLC	Delaware
MPT of Dallas LTACH, L.P.	Delaware
MPT of Portland, LLC	Delaware
MPT of Warm Springs, LLC	Delaware
MPT of Warm Springs, L.P.	Delaware
MPT of Victoria, LLC	Delaware
MPT of Victoria, L.P.	Delaware
MPT of Luling, LLC	Delaware
MPT of Luling, L.P.	Delaware
MPT of West Anaheim, LLC	Delaware
MPT of West Anaheim, L.P.	Delaware
MPT of La Palma, LLC	Delaware
MPT of La Palma, L.P.	Delaware
MPT of Paradise Valley, LLC	Delaware
MPT of Paradise Valley, L.P.	Delaware
MPT of Southern California, LLC	Delaware
MPT of Southern California, L.P.	Delaware
MPT of Twelve Oaks, LLC	Delaware
MPT of Twelve Oaks, L.P.	Delaware
MPT of Shasta, LLC	Delaware
MPT of Shasta, L.P.	Delaware
MPT of Bossier City, LLC	Delaware
MPT of West Valley City, LLC	Delaware
MPT of Idaho Falls, LLC	Delaware
MPT of Poplar Bluff, LLC	Delaware
MPT of Bennettsville, LLC	Delaware
MPT of Detroit, LLC	Delaware
MPT of Bristol, LLC	Delaware
MPT of Newington, LLC	Delaware
MPT of Enfield, LLC	Delaware
MPT of Petersburg, LLC	Delaware
MPT of Wichita, LLC	Delaware

MPT of North Cypress, LLC	Delaware
MPT of North Cypress, L.P.	Delaware
MPT of Garden Grove Hospital, LLC	Delaware
MPT of Garden Grove Hospital, L.P.	Delaware
MPT of Garden Grove MOB, LLC	Delaware
MPT of Garden Grove MOB, L.P.	Delaware
MPT of San Dimas Hospital, LLC	Delaware
MPT of San Dimas Hospital, L.P.	Delaware
MPT of San Dimas MOB, LLC	Delaware
MPT of San Dimas MOB, L.P.	Delaware
MPT Cheraw, LLC	Delaware
MPT of Ft. Lauderdale, LLC.	Delaware
MPT of Providence, LLC	Delaware
MPT of Springfield, LLC	Delaware
MPT of Warwick, LLC	Delaware
Wichita Health Associates, L.P.	Delaware
MPT of Richardson, LLC	Delaware
MPT of Richardson, L.P.	Delaware
MPT of Round Rock, LLC	Delaware
MPT of Round Rock, L.P.	Delaware
MPT of Shenandoah, LLC	Delaware
MPT of Shenandoah, L.P.	Delaware
MPT of Hillsboro, LLC	Delaware
MPT of Hillsboro, L.P.	Delaware
MPT of Florence, LLC	Delaware
MPT of Clear Lake, LLC	Delaware
MPT of Clear Lake, L.P.	Delaware
MPT of Tomball, LLC	Delaware
MPT of Tomball, L.P.	Delaware
MPT of Gilbert, LLC	Delaware
MPT of Corinth, LLC	Delaware
MPT of Corinth, L.P.	Delaware
MPT of Bayonne, LLC	Delaware
MPT of Alvarado, LLC	Delaware
MPT of Alvarado, L.P.	Delaware
MPT of Desoto, LLC	Delaware
MPT of Desoto, L.P.	Delaware
MPT of Hoboken Real Estate, LLC	Delaware
MPT of Hoboken Hospital, LLC	Delaware
MPT Finance Corporation	Delaware
MPT of Mountain View, LLC	Delaware
MPT of Hausman, LLC	Delaware
MPT of Overlook Parkway, LLC	Delaware
MPT of New Braunfels, LLC	Delaware
MPT of Westover Hills, LLC	Delaware

MPT of Billings, LLC	Delaware
MPT of Boise, LLC	Delaware
MPT of Brownsville, LLC	Delaware
MPT of Casper, LLC	Delaware
MPT of Comal County, LLC	Delaware
MPT of Greenwood, LLC	Delaware
MPT of Johnstown, LLC	Delaware
MPT of Laredo, LLC	Delaware
MPT of Las Cruces, LLC	Delaware
MPT of Mesquite, LLC	Delaware
MPT of Post Falls, LLC	Delaware
MPT of Prescott Valley, LLC	Delaware
MPT of Provo, LLC	Delaware
MPT of North Cypress, LLC	Delaware
MPT of North Cypress, L.P.	Delaware
MPT of Lafayette, LLC	Delaware
MPT of Inglewood, LLC	Delaware
MPT of Inglewood, L.P.	Delaware
MPT of Reno, LLC	Delaware
MPT of Roxborough, LLC	Delaware
MPT of Roxborough, L.P,	Delaware
MPT of Altoona, LLC	Delaware
MPT of Hammond, LLC	Delaware
MPT of Spartanburg, LLC	Delaware
MPT of Wyandotte County, LLC	Delaware
MPT of Leavenworth, LLC	Delaware
MPT of Corpus Christi, LLC	Delaware